Exhibit 99.2


                   CONSULTANT COMPENSATION AGREEMENT NO. 1

      THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 1st day of February, 2001, among Quazon Corp., a Nevada corporation ("Quazon"); and Barrett Wayne Hicken, Ronald Moulton, and Lane S. Clissold, who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A", "B" and "C" hereof (collectively, the "Consultants").

     WHEREAS, the Board of Directors of Quazon has adopted a Compensation Agreement for compensation of three individual Consultants who are natural persons; and

     WHEREAS, Quazon has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

     WHEREAS, a general description of the nature of the services performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages; and

     WHEREAS, Quazon and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission (the "Commission") pursuant to which Quazon may issue "freely tradeable" shares of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Quazon,

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                                  Section 1

                              Compensation Plan

     1.1 Employment. Quazon hereby employs the Consultants and the Consultants hereby accept such employment during the term hereof. The services performed by the Consultants hereunder shall be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the Consultants in rendering services to others, such as secretaries, bookkeepers and the like.

     1.2 Independent Contractors. Regardless of the Consultants' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder shall be rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold Quazon harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have agreed to render to Quazon.

     1.3 Term. All services performed at the request of Quazon by the Consultants shall have been performed within 180 days from the date hereof, at which time this Plan shall terminate, unless otherwise provided herein; provided, however, this Plan may be extended for an additional 180 day period by written agreement of Quazon and any one of the Consultants.

     1.4 Payment. Quazon and the Consultants agree that Quazon shall pay the invoices of the Consultants for the services performed under this Plan by the issuance of shares of its common stock at a price of $0.01 per share; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission. The number of shares to be issued to any consultant under this Plan shall not exceed 250,000 shares, subject to adjustment as provided for in section 1.9 below.

     1.5 Invoices for Services. On the completion of rendering the services performed by the Consultants hereunder, each of the Consultants shall provide Quazon with a written invoice detailing the services duly performed. Such invoices shall be paid by Quazon in accordance with Section 1.4 above, subject to the satisfaction of the management of Quazon that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants shall be deemed to be a subscription by the respective Consultants to purchase shares of common stock of Quazon at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

     1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of Quazon that may be issued by Quazon for services performed by the Consultants hereunder, and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

     1.7 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Quazon shall be services related to any "capital raising" transaction, and the services shall not directly or indirectly promote or maintain a market for Quazon's common stock.

     1.8 Delivery of Shares. On submission of an invoice for services actually performed by the respective Consultants, and duly verified to the satisfaction of Quazon, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to Quazon in writing prior to the issuance of such shares.

     1.9 Adjustments in the Number of Shares of Common Stock and Price Per Share. Quazon and the Consultants agree that the per share price of shares of common stock that may be issued by Quazon to the Consultants for services performed under this Plan has been arbitrarily valued due to the lack of any established market for Quazon's common stock; however, in the event Quazon shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of Quazon prior to the issuance of shares to the Consultants, the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

     1.10 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

     1.11 Conditions. The Plan is subject to the following conditions, to-wit:

          The number of shares of common stock to be issued under the Plan shall in no event exceed 20% of the total issued and outstanding shares of common stock of the Company on the date of issuance; and,

          Any shares issued to "affiliates" will bear a control restrictive legend.

                                  Section 2

                   Representations and Warranties of Quazon

      Quazon represents and warrants to, and covenants with, the Consultants as follows:

     2.1 Corporate Status. Quazon is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

     2.2 Compensation Plan. The Board of Directors of Quazon has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which Quazon may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by Quazon.

     2.3 Registration Statement on Form S-8. Quazon shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of Quazon; and Quazon will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

     2.4 Federal and State Securities Laws, Rules and Regulations. Quazon shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

     2.5 Limitation on Services. Quazon shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan, or services to directly or indirectly promote or maintain a market for Quazon's common stock.

     2.6 Reports With the Commission. Quazon is required to file reports with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Quazon has filed or will file with the Commission all reports required to be filed by it forthwith, and such reports are or will be true and correct in every material respect.

     2.7 Corporate Authority and Due Authorization. Quazon has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by Quazon hereunder have been duly authorized by all requisite corporate action on the part of Quazon, and this Plan constitutes a valid and binding obligation of Quazon and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Quazon.

                                  Section 3

               Representations and Warranties of the Consultants

     Each of the Consultants represents and warrants to, and covenants with, Quazon as follows:

     3.1 Employment. Each of the Consultants hereby accepts employment by Quazon for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder shall be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

     3.2 Sophisticated Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, he has the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of Quazon, either singly or through the aid and assistance of a competent professional, and is fully capable of bearing the economic risk of loss of the total investment of services.

     3.3 Suitability of Investment. During the term of this Plan, each of the Consultants shall provide the services outlined in the respective Counterpart Signature Pages to Quazon, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of Quazon is a suitable investment for the Consultants.

     3.4 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of Quazon shall be services related to any "capital raising" transaction, or services to directly or indirectly promote or maintain a market for Quazon's common stock.

     3.5 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                                  Section 4

                                  Indemnity

     Quazon and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of Quazon to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                                  Section 5

                                 Termination

     Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of Quazon and the respective Consultants in writing; or (2) by either the directors of Quazon or the respective Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party. This Plan shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of Quazon to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                                  Section 6

                              General Provisions

     6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

     6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

     If to Quazon:  Quazon Corp.
                    4843 South Wallace Lane
                    Salt Lake City, Utah 84117

     If to Consultants:  The addresses listed on the
                         Counterpart Signature Pages

     6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

     6.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

     6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

     6.6 Assignment. Neither Quazon nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

     6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

                              QUAZON CORP.,
                              a Nevada corporation


                                   /s/ Steven D. Moulton
                              By___________________________________
                                       Steven D. Moulton, President

                                 EXHIBIT "A"


                   CONSULTANT COMPENSATION AGREEMENT NO. 1

                          COUNTERPART SIGNATURE PAGE

     THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Quazon and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:


                                   Barrett Wayne Hicken
                                   457 South 500 East
                                   Heber City, Utah  84032

                                   /s/ B  W  Hicken
Date: February 2, 2001            ______________________________________
                                   (Signature)


                                          Number of Shares and
                                          Maximum Value of
General Description of Services           Services to be Performed

Non-capital raising financial             250,000 shares
consulting services unrelated             $2,500
to promoting or maintaining a
market for Quazon common stock

                                 EXHIBIT A-1

February 2, 2001


Robert N. Wilkinson, Esq.
60 East South Temple, Suite 1680B
Salt Lake City, Utah 84111

     Re:     Quazon Corp., a Nevada corporation (the "Company")

Dear Mr. Wilkinson:

     Thank you for your letter dated February 1, 2001, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

     I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company or to provide any services directly or indirectly related to promoting or maintaining a market for Quazon Corp. common stock. The services I have rendered and intend to render for the benefit of the Company include reviewing and advising the Company with respect to its Articles of Incorporation and its draft Annual Report on Form 10-KSB for 12/31/00, and assisting the Company in preparing its financial statements for the year ended 12/31/00 to be audited and included in its Annual Report.

     I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

     Thank you.

                               Very truly yours,

                               /s/ B W Hicken

                                   Barrett Wayne Hicken

                                 EXHIBIT "B"

                   CONSULTANT COMPENSATION AGREEMENT NO. 1

                          COUNTERPART SIGNATURE PAGE

     THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Quazon and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   Ronald Moulton
                                   4596 Russell Street
                                   Salt Lake City, Utah 84117


                                   /s/ Ronald Moulton
Date: February 2, 2001             _____________________________
                                   (Signature)

                                          Number of Shares and
                                          Maximum Value of
General Description of Services           Services to be Performed

Non-capital raising financial             250,000 shares
consulting services unrelated             $2,500
to promoting or maintaining a
market for Quazon common stock

                                 EXHIBIT B-1

February 2, 2001


Robert N. Wilkinson, Esq.
60 East South Temple, Suite 1680B
Salt Lake City, Utah 84111

     Re:     Quazon Corp., a Nevada corporation (the "Company")

Dear Mr. Wilkinson:

     Thank you for your letter dated February 1, 2001, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

     I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company or to provide any services directly or indirectly related to promoting or maintaining a market for Quazon Corp. common stock. The services I have rendered and intend to render for the benefit of the Company include conducting a due diligence review of the Company's corporate records from inception of the Company when I was President of the Company.

     I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.


                              Very truly yours,

                              /s/ Ronald Moulton

                              Ronald Moulton

                                 EXHIBIT "C"

                   CONSULTANT COMPENSATION AGREEMENT NO. 1

                          COUNTERPART SIGNATURE PAGE

      THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Quazon and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   Lane S. Clissold
                                   3078 East Silver Hawk Drive
                                   Salt Lake City, Utah 84121




                                   /s/ Lane S. Clissold
Date: February 2, 2001             _____________________________
                                   (Signature)

                                          Number of Shares and
                                          Maximum Value of
General Description of Services           Services to be Performed

Non-capital raising financial             250,000 shares
consulting services unrelated             $2,500
to promoting or maintaining a
market for Quazon common stock

                                 EXHIBIT C-1

February 2, 2001


Robert N. Wilkinson, Esq.
60 East South Temple, Suite 1680B
Salt Lake City, Utah 84111

     Re:     Quazon Corp., a Nevada corporation (the "Company")

Dear Mr. Wilkinson:

     Thank you for your letter dated February 1, 2001, regarding the S-8 of the Securities and Exchange Commission, which I have reviewed.

     I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company or to provide any services directly or indirectly related to promoting or maintaining a market for Quazon Corp. common stock. The services I have rendered and intend to render for the benefit of the Company include review of the Company's Articles of Incorporation, By-Laws and Minutes, and performing due diligence on prospective merger or acquisition opportunities, and coordinating matters involving selection on new Company legal counsel.

     I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.


                              Very truly yours,

                              /s/ Lane S. Clissold

                              Lane S. Clissold
SEC\0273